EXHIBIT 4.1


                            Form of Warrant Certificate

THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

 Void after 2:00 p.m. New York Time, on August 22, 2005 (the "Expiration Date")

                   Warrant to Purchase Shares of Common Stock


                             JAWS TECHNOLOGIES, INC.
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

Warrant No. ___                                               100,000 WARRANTS1/


     This is to Certify That, FOR VALUE RECEIVED, STEPHANIE MUZYKA or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from JAWS TECHNOLOGIES, INC., ("Company"),ONE HUNDRED THOUSAND (100,000) of the fully paid, validly issued and nonassessable shares of common stock, par value $.001 per share, of the Company ("Common Stock") at any time or from time to time during the period from the date hereof, through and including August 22, 2005, but not later than 2:00 p.m. New York Time, on the applicable Expiration Date ("Exercise Period"). The price to be paid for each share of Common Stock shall be U.S.$5.07 per share or as set out in paragraph a. herein. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the respective exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."


  a. Exercise of Warrant. The Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by: (A) delivering to the Company a duly executed notice (a "Notice of Exercise") in the form of Annex A hereto, by payment to the Company of the Exercise Price per Warrant Share in an


--------

1/  Each Warrant will entitle the holder to acquire one share of Common Stock.



NY/301448.1
                                        1
     amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised; or (B) delivering to the Company a duly executed notice (a "Notice of Exercise") in the form of Annex A hereto and the Holder, in lieu of purchasing the entire number of shares as set out in (A) shall have the right to relinquish all of the then unexercised portion of the Warrant (to the extent then exercisable) in exchange for that number of shares (the
     "Cashless Shares") equal to the balance (the "Balance") obtained by subtracting the number obtained by multiplying the Exercise Price by the number of Warrant Shares being exercised (the "Purchase Value") from the then market value (the "Market Value") of the underlying shares of Common Stock obtained by multiplying the number of Warrant Shares being exercised by the average 5 day closing bid price (the "Average Trading Price") for the Common Stock as traded on the NASDAQ and dividing it by the Average Trading Price, as follows:

                  Market Value - Purchase Value = Balance

                  Balance/Average Trading Price = No. Of Cashless Shares


     For example:

     Assuming:    (i)    20 day Average  Trading Price = $7.50
                  (ii)   Exercise  Price = $5.07

    Market Value                -        100,000 X $ 7.50     =       $ 750,000
    Purchase Value              -        100,000 X $ 5.07     =       $ 507,000
                                                                      ---------
    Balance                     -                                     $ 243,000

    Balance/Average Trading Price = Cashless Shares - 243,000/7.50  =  32,400

    No. of Cashless Shares to be Issued                       -        32,400



   (i) As soon as practicable after the Company shall have received such Notice of Exercise and any required payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, to the Holder at the address set forth in such Notice of Exercise a certificate or certificates representing the number of shares of Common Stock specified in such Notice of Exercise. The Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed for all purposes to have become a holder of record of

NY/301448.1
                                        2
           shares of Common Stock, as of the date that such Notice of Exercise and any required payment shall have been received by the Company.

   (ii) The Holder shall surrender this Warrant certificate of the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant certificate for the unexercised portion of the Warrant, but in all other respect identical to this Warrant certificate.

   (iii) The Company shall not be require to issue fractional shares of Common Stock upon an exercise of the Warrant. If any fraction of a share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional share, the Company shall pay to the Holder, in cash, an amount equal to the same fraction times the Current Market Value (as defined in Sections c.(1), c.(2), and c.(3) below, as applicable) for the Common Stock immediately prior to the date of such exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrant certificates.

b. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

c. Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Value of a share, which shall have the following meaning:

     (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or included for quotation on the NASDAQ system, the Current Market Value shall be the last reported sale price of the Common Stock on such exchange or automated quotation system on the last business day prior to the date of exercise of this Warrant or if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; or

     (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Current Market Value shall be the mean of the last reported bid and asked prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or


NY/301448.1
                                        3

     (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company (the "Board").

d. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term"Warrant" as used herein includes any warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

e. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

f. Anti-Dilution Provisions. The respective Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the respective Exercise Price in effect at the time of


NY/301448.1
                                        4
             the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

     (2) In the event that the Company shall distribute to all holders of shares of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the surviving or continuing corporation) evidences of its indebtedness, cash or assets (other than distributions and dividends payable in Shares of Common Stock), or rights, options or warrants to subscribe for or purchase shares of Common Stock or securities convertible or exchangeable into shares of Common Stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Value of a share of Common Stock for the twenty (20) days ending on the seventh trading day proceeding such distribution on such record date, less the fair market value (as determined by the Board) of the portion of the evidences of indebtedness or assets to be distributed, or of such rights, options or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share of Common Stock Outstanding on such record date and the denominator of which shall be such Current Market Value per share. Such adjustment shall become effective at the close of business on such record date.

     (3) Whenever there shall be adjustment as provided in this Section f, the Company shall within 30 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the adjusted number of Warrant Shares issuable hereunder and the exercise price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

g. Officer's Certificate. Whenever the respective Exercise Price shall be adjusted as required by the provisions of the foregoing Section f, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted respective Exercise Price determined as herein provided,


NY/301448.1
                                        5
     setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section a. and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

h.   Notices to Warrant Holders. So long as this Warrant shall be outstanding,
     (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) action is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The failure to give such notice shall not otherwise effect the action taken by the Company.

i. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or


NY/301448.1
                                        6
     conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
     Section i. shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section f hereof.

j. Venue. The terms of this Agreement shall be construed in accordance with the laws of the State of New York. The exclusive venue with respect to any claims or disputes under this Agreement shall be the appropriate State or Federal Courts located in New York, New York.

                            [Signature page follows]



 NY/301448.1
                                       7

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the Undersigned, each being duly authorized, as of the date below.


                                            JAWS TECHNOLOGIES, INC.
                                            By:
                                                 -------------------------------

                                            Its:
                                                 -------------------------------

Dated:
ATTEST:
                 --
----------------    -------

                    Secretary
------------------,


 NY/301448.1
                                        8

                                  EXERCISE FORM

     (1) The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing Shares of Common Stock of Jaws Technologies, Inc. at $ 5.07 USD per share (for an aggregate of $______); or

     (2) The undersigned hereby irrevocably elects to exercise the cashless exercise provisions as set out in paragraph a. hereto. In accordance with paragraph a., the Average Trading Price is _______ and the number of Cashless Shares to be issued is __________ calculated as follows:

             Market Value                     _______________________;
             Purchase Value                   $507,000 USD;
             Balance                          _______________________.

             Balance/Average Trading Price    = No. of Cashless Shares

             No. of Cashless Shares to be Issued  _______________________.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name: _________________________________________________
      (Please typewrite or print in block letters)

Address ______________________________________________________

Social Security of Federal I.D. Number: ______________________

THE UNDERSIGNED REPRESENTS AND WARRANTS TO JAWS TECHNOLOGIES, INC. THAT THE CONDITIONS FOR EXERCISE OF THE WITHIN WARRANT SET FORTH IN THE FIRST SENTENCE OF THE FIRST PARAGRAPH ABOVE HAVE BEEN FULLY COMPLIED WITH.

Payment of $__________ enclosed

Signature _________________________________________________________
      (Sign exactly as your name appears on the first page of this Warrant)


NY/301448.1
                                        9

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, __________________________________________hereby sells, assigns and transfers unto

Name __________________________________________         _______________________
    (Please typewrite or print in block letters)           Address

Social Security of Federal I.D. Number: _________________________

the right to purchase shares of Common Stock of Jaws Technologies, Inc. represented by this Warrant as to which such right is exercisable and does hereby irrevocably constitute and appoint_______________________________________
_____________________________________Attorney, to transfer the same on the books of Jaws Technologies, Inc. with full power of substitution in the premises.

Date:

Signature ______________________________________________________
         (Sign exactly as your name appears on the first page of this Warrant)


NY/301448.1
                                       10